Exhibit 1.1

EMPIRE PETROLEUM PARTNERS, LP

[•] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2015

Barclays Capital Inc.

Wells Fargo Securities, LLC,

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Ladies and Gentlemen:

Empire Petroleum Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell [•] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to [•] additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was formed by Empire Petroleum Partners, LLC, a Delaware limited liability company (“Empire”), primarily to engage in the wholesale distribution of motor fuel under long-term, fixed-margin supply agreements, as described in more detail in the Registration Statement, the most recent Preliminary Prospectus, and the Contribution Agreement (as such terms are defined herein).

It is further understood and agreed to by all parties hereto that prior to closing of the Offering the following transactions (the “Prior Transactions”) will have occurred:

(1) Empire formed Empire Petroleum Partners GP, LLC, a Delaware limited liability company (the “General Partner”), and Empire contributed $900 to the General Partner in exchange for approximately 91.4% of the outstanding membership interests in the General Partner;

(2) Certain members of Empire’s management (the “GP Membership Holders”) listed on Schedule II attached to this Agreement collectively contributed $85 to the General Partner in exchange for approximately 8.6% of the membership interests in the General Partner;

(3) Empire and the General Partner formed the Partnership, Empire contributed $1,000 to the Partnership in exchange for all of the limited partner interests in the Partnership and caused the non-economic general partner interest in the Partnership to be issued to the General Partner;

(4) Empire formed Empire Petroleum Operating, LLC, a Delaware limited liability company (“OpCo”) and contributed $1,000 to OpCo in exchange for all of the membership interests in OpCo;

(5) Empire formed Empire Petroleum Services, LLC, a Delaware limited liability company (“Empire Services”) and contributed $1,000 to Empire Services in exchange for all of the membership interests in Empire Services;

(6) Empire formed Empire Petroleum Fuel Distribution, LLC, a Delaware limited liability company (“Empire Fuels”) and contributed $1,000 to Empire Fuels in exchange for all of the membership interests in Empire Fuels; and

(7) Empire contributed all of its interests in each of the entities listed on Schedule VII hereto other than the General Partner and the Partnership (the “Operating Subsidiaries”) to OpCo as a capital contribution and in exchange for the assumption by OpCo of the debt of Empire.

It is further understood and agreed to by the parties hereto that the following transactions (the “Closing Transactions”) have occurred or will occur in connection with the public offering of the Firm Units contemplated hereby (the “Offering”) on or immediately prior to the Initial Delivery Date (as defined below):

(1) The Partnership, the General Partner, and Empire will enter into a contribution, conveyance and assumption agreement, substantially in the form filed as an exhibit to the Registration Statement (as defined below) (including the other documents referred to therein, the “Contribution Agreement”), pursuant to which:

(a) Empire will contribute its interest in OpCo to the Partnership in exchange for (i) [•] Common Units (the “Empire Common Units”) and [•] subordinated units representing limited partner interest in the Partnership (the “Subordinated Units” and, together with the Empire Units, the “Sponsor Units”), representing an aggregate [•]% limited partner interest in the Partnership, and (ii) the right to receive $[•] in the proceeds from the offering; and

(b) the General Partner will receive the Partnership’s incentive distribution rights representing limited partner interests in the Partnership (the “Incentive Distribution Rights”);

(2) the Partnership and Empire Services, as borrowers, will enter into an amended and restated revolving credit agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Credit Agreement”);

(3) Empire, the General Partner and the Partnership will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Omnibus Agreement”), pursuant to which, among other things, Empire will grant the Partnership a right of first offer on certain assets and indemnify the Partnership for certain liabilities, and the Partnership will reimburse Empire for costs and expenses incurred by Empire in providing general and administrative services to the Partnership;

(4) the Partnership, OpCo, Empire Services and certain of the Operating Subsidiaries, will enter into the Empire Supply Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Empire Supply Agreement”), pursuant to which the Partnership will provide motor fuel to its consignment and company-operated sites through Empire Services;

(5) the General Partner and Empire will amend and restate the Partnership’s agreement of limited partnership, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Partnership Agreement”);

(6) the Offering will be consummated and the net proceeds thereof will be delivered to the Partnership; and

(7) the Partnership will use the net proceeds received from the Offering as provided in the “Use of Proceeds” section of the Pricing Disclosure Package and the Prospectus.

References to the “Transactions” shall mean the Prior Transactions and the Closing Transactions, collectively, and references to the “Transaction Documents” shall mean this Agreement, the Contribution Agreement, the Credit Agreement, the Omnibus Agreement and the Empire Supply Agreement.

The Partnership, the General Partner, OpCo and the Operating Subsidiaries are hereinafter referred to as the “Partnership Entities.” The Partnership and the General Partner are hereinafter referred to as the “Partnership Parties.” The Partnership Parties and Empire are hereinafter referred to as the “Empire Parties.”

1. Representations, Warranties and Agreements of the Empire Parties. The Empire Parties, jointly and severally, represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-204081) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [•] [a.m.][p.m.] (New York City time) [•], 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act has been instituted or threatened by the Commission.

(b) Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(d) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedules V and VI hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V or VI hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule V hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(h) Issuer Free Writing Prospectuses Conform to the Registration Statement. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) Good Faith Statements. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(j) Organization and Good Standing. Each of the Empire Parties has been duly formed, is validly existing and in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, assets, business or prospects of the Partnership Entities taken as a whole or (ii) materially impair the ability of any of the Partnership Entities or Empire to consummate the Transactions or to perform their respective obligations under the Transaction Documents (each clause (i) and (ii), a “Material Adverse Effect”). Each of the Empire Parties has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects.

(k) Authority of the General Partner. The General Partner has, and at each Delivery Date will have, all requisite limited liability company power and authority to serve as general partner of the Partnership as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Ownership of the General Partner. Empire owns an approximate 91.6% membership interest in the General Partner and the GP Membership Holders collectively own an approximate 8.6% membership interest in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments to and/or restatements thereof on or prior to an applicable Delivery Date, as the case may be, the “GP LLC Agreement”), and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Empire and each of the GP Membership Holders own such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(m) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been, and on each Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all Liens, except for any restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for any restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) Ownership of the Sponsor Units. At each applicable Delivery Date, after giving effect to the Transactions, Empire will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Empire will own such Sponsor Units free and clear of all Liens, except for any restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) Ownership of OpCo. At each Delivery Date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in OpCo; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of OpCo (such agreement, together with any amendments to and/or restatements thereof on or prior to an applicable Delivery Date, as the case may be, the “OpCo LLC Agreement”) and will be fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens, except for any restrictions on transferability contained in the OpCo LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) Ownership of Empire Services. At each Delivery Date, after giving effect to the Transactions, OpCo will own 100% of the limited liability company interests in Empire Services; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Empire Services (such agreement, together with any amendments to and/or restatements thereof on or prior to an applicable Delivery Date, as the case may be, the “Empire Services LLC Agreement”) and will be fully paid (to the extent required under the OpCo LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens, except for any restrictions on transferability contained in the Empire Services LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Ownership of Operating Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will directly or indirectly own all of the issued and outstanding membership or partnership interests, as applicable, in each of the Operating Subsidiaries, in each case free and clear of all Liens. At each applicable Delivery Date, the issued and outstanding membership or partnership interests, as applicable, of each Operating Subsidiary will have been duly authorized and validly issued in accordance with such Operating Subsidiary’s governing documents and agreements, if any, each as in effect as of the Applicable Delivery Date (collectively, the “Subsidiary Governing Documents”), and will be fully paid (to the extent required by the Subsidiary Governing Documents) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or any similar provision included in a statute governing the formation of any Operating Subsidiary).

(s) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and the Operating Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries.

(t) Due Authorization and Valid Issuance. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”), as described in the Registration Statement and the most recent Preliminary Prospectus, the Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

(u) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the non-economic general partner interest, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) No Equity Securities, Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the GP LLC Agreement and the Partnership Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership or partnership interests in any of the Partnership Entities pursuant to any of their certificates of limited partnership or formation or any Organizational Documents or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units pursuant to this Agreement.

(w) Power and Authority. Each of the Empire Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. Each of the Empire Parties has or had, as applicable, all requisite limited partnership or limited liability company power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus. Each of the Partnership Entities and Empire has all requisite limited partnership or limited liability company power, as applicable, to consummate the Transactions and any other transactions contemplated by this Agreement. At each Delivery

Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities, Empire or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Transaction Documents and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(x) Authorization, Execution and Delivery of the Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Empire Parties.

(y) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) the GP LLC Agreement will have been duly authorized, executed and delivered by Empire and each of the GP Membership Holders and will be a valid and legally binding agreement of Empire and each of the GP Membership Holders, enforceable against each of them in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by Empire and the General Partner and will be a valid and legally binding agreement of Empire and the General Partner, enforceable against each of them in accordance with its terms;

(iii) each of the Transaction Documents will have been duly authorized, executed and delivered by Empire or the Partnership Entities party thereto, and each will be a valid and legally binding agreement of Empire or such Partnership Entities party thereto, enforceable against such parties in accordance with its terms; and

(iv) the certificates of incorporation, limited liability company agreements and partnership agreements, as applicable, of each of the Operating Subsidiaries will have been duly authorized, executed and delivered by the members or partners, as applicable, thereof and will be valid and legally binding agreements of the members or partners thereof, as applicable, enforceable against them in accordance with their respective terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z) Sufficiency of the Contribution Agreement. The Contribution Agreement (including any related assignments, bills of sale, conveyances and similar transfer documents in connection with the Transactions) will be legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in the Operating Subsidiaries to the Partnership and all of the right, title and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as contemplated by the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Contribution Agreement. Except as described in the Registration Statement and the most recent Preliminary Prospectus, upon the execution and delivery of the Contribution Agreement and the consummation of the transactions contemplated thereby, the Partnership will directly or indirectly succeed in all material respects to the businesses, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership included in the Registration Statement, the most recent Preliminary Prospectus.

(aa) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Transaction Documents by Empire and/or any of the Partnership Entities party hereto or thereto, as applicable, (iii) the consummation of the Transactions or any other transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict, as applicable, with or constitutes or will constitute, as applicable, a violation of the governing documents or agreements of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, materially impair and will not materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.

(bb) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over either Empire or any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Transaction Documents by Empire or any of the Partnership Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by the Transaction Documents or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents that the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement, and (D) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the LTIP.

(cc) No Restrictions on the Operating Subsidiaries. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, no Operating Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership.

(dd) Compliance with Law. None of the Partnership Entities nor Empire is in (i) violation of its organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities or Empire to consummate the transactions (including the Transactions) contemplated under this Agreement.

(ee) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except as otherwise stated therein. The summary historical financial and operating data included under the caption “Summary—Summary Historical and Pro Forma Combined Financial and Operating Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or Empire Petroleum Partners, LLC, the accounting predecessor of the Partnership (the “Predecessor”)) and of Atlas Oil Company (“Atlas”), CST Brands, Inc. (“CST”) and Mansfield Oil Company of Gainsville, Inc.

(“Mansfield”), in each case with respect to the assets acquired by the Predecessor, including non-GAAP financial measures contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Partnership Entities, Atlas, CST and Mansfield or their predecessors for accounting purposes, as applicable, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus or the Prospectus.

(ff) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(gg) Independent Accountants. Each of (i) Grant Thornton LLP, who has certified certain financial statements of the Predecessor and the Partnership, (ii) PricewaterhouseCoopers LLP who has certified certain financial statements of the Predecessor, (iii) McGladrey LLP who has certified certain financial statements of the Predecessor, (iv) Plante & Moran, PLLC who has certified certain financial statements of each of Atlas and CST and (v) Smith & Howard, P.C. who has certified certain financial statements of Mansfield, whose reports appear in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accounting firms with respect to the Partnership and the Predecessor, as required by the Securities Act and the rules and regulations thereunder.

(hh) Accounting Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Predecessor and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of managers of Empire, the Empire Parties were not aware of any material weaknesses in the internal controls of any Partnership Entity.

(ii) Disclosure Controls. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports the Partnership files or will file or submit under the Exchange Act is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(jj) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of Empire, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entity; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ll) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(mm) No Material Adverse Effect. Except as described in the most recent Preliminary Prospectus and the Prospectus, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any distribution or dividend on its equity interests, and (ii) there has not been any change in the partnership interests or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole.

(nn) Title to Properties. At each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property owned or leased by it, in each case free and clear of all Liens, except (i) such Liens as are described in the Registration Statement and the most recent Preliminary Prospectus and the Prospectus, (ii) such Liens as are created or permitted by the Credit Agreement or (iii) such Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by any of the Partnership Entities.

(oo) Licenses and Permits. At each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its businesses in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus and the Prospectus. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus and the Prospectus. None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except those that would not reasonably be expected to have a Material Adverse Effect.

(pp) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as would not reasonably be expected to have a Material Adverse Effect.

(qq) Legal Proceedings. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending (i) of which owned or leased property or assets of any of the Partnership Entities is the subject or (ii) which has as the subject thereof any officer or director of any of the Partnership Entities, named in his or her capacity as an officer or director of such Partnership Entity, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the Transactions; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(rr) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Empire Parties have no knowledge of any counterparty to any such contract or other document having any intention not to render full performance as contemplated by the terms thereof.

(ss) Summaries of Law or Agreements. The statements made in the most recent Preliminary Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Environmental Matters,” “Business—Employee Health and Safety,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of Common Units,” “Our Partnership Agreement,” “Material Federal Income Tax Consequences” and “Investment In Empire Petroleum Partners, LP By Employee Benefit Plans”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(tt) Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its respective businesses and the value of its respective properties and as is customary for a company engaged in similar businesses in similar industries. All policies of insurance of each of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(uu) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(vv) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Empire Parties, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(ww) No Defaults. None of the Partnership Entities (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Environmental Laws. Each of the Partnership Entities (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its businesses, and (ii) has not received notice, or in the case of the Partnership otherwise has knowledge, of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or otherwise known by the Partnership to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than proceedings that are reasonably believed will result in monetary sanctions totaling $100,000 or less, (y) the Partnership is not aware of any issues regarding any of the Partnership Entities’ compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) the Partnership does not anticipate material capital expenditures by it or any of the other Partnership Entities relating to Environmental Laws.

(yy) Tax Returns. Each of the Partnership Entities has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due, and no tax deficiency has been determined adversely to any of the Partnership Entities, nor does any of the Empire Parties have any knowledge of any tax deficiencies of any of the Partnership Entities that have been, or could reasonably be expected to be asserted against any of the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz) Compliance with ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, (ii) with respect to each Plan subject to Title IV of ERISA and except as would not reasonably be expected to have a Material Adverse Effect, (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Partnership or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”), (iii) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA), and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected cause the loss of such qualification.

(aaa) Statistical and Market Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership Entities, or the Partnership’s predecessor for accounting purposes, as applicable, included in the most recent Preliminary Prospectus, are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(bbb) Investment Company Act. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ccc) Additional Registration Statements. There are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(ddd) No Brokers. None of the Partnership Entities nor Empire is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(eee) No Integration. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(fff) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ggg) NYSE Listing. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(hhh) Distribution of Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(vi).

(iii) Employment Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have the Material Adverse Effect.

(jjj) No Unlawful Payments. None of the Partnership Entities nor, to the knowledge of Empire and the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has in the course of its actions for, or on behalf of, any of the Partnership Entities: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and each of the Partnership Entities and, to the knowledge of each of Empire and the Partnership Parties, the Partnership’s affiliates have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kkk) Compliance with Money Laundering Laws. The operations of each of the Partnership Entities is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of Empire and the Partnership Parties, threatened.

(lll) OFAC. None of the Partnership Entities nor, to the knowledge of Empire and the Partnership Parties, any director, officer, agent, employee or affiliate of any of the Partnership Entities is (i) currently subject to or, to the knowledge of Empire and the Partnership Parties, the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea,

Sudan, and Syria); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions. To the best knowledge of the Empire Parties, none of the Partnership Entities has engaged in for the past five years, is engaged in or will engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

Any certificate signed by any officer of any of the Empire Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Empire Parties, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [•] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [•] additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional common units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units shall be $[•] per Unit. The purchase price payable by the Underwriters for any Option Units shall be the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per share equal to any distributions declared by the Partnership and payable on each Firm Unit but not payable on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at [10:00] a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised; provided further, however, that if the option is exercised prior to the Initial Delivery Date, the date and time when the Option Units are to be delivered shall be the Initial Delivery Date. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date”, and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at [10:00] a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters. (a) Each of the Partnership Parties, jointly and severally, covenants and agrees with each of the Underwriters with respect to items (i) through (ix) and items (xii) through (xv) below, and each of the Empire Parties jointly and severally covenant and agree with each of the Underwriters with respect to items (x) and (xi) below:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8 of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units or sell or grant options, rights or warrants with respect to Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or issuance of Common Units (i) as payment of the purchase price for any acquisition or strategic investment by Partnership or (ii) pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(a)(x) for the remaining term of the Lock-Up Period), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the Underwriters, provided, that the restrictions described in clauses (A) and (D) of this paragraph shall not apply to issuances of Common Units directly to a seller of a business or assets as part of the purchase price or private placements in connection with acquisitions thereof by the Partnership; provided, further, that any such recipient of such Common Units will agree to be bound by these restrictions for the remainder of such 180 day period, and to cause each officer or director of the General Partner and unitholders of the Partnership set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the Underwriters, agree to not require such extension in writing.

(xi) To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xv) The Partnership will do and perform all things required to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $[20,000]); (f) the listing of the Units on the New York Stock Exchange or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations and any expenses of the representatives of the Partnership on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Empire Parties contained herein, to the performance by the Empire Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8 of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus or the Pricing Disclosure Package, in light of the circumstances under which such statements were made) not misleading.

(c) All limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Transactions, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Transactions and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Latham & Watkins LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e) Mr. Travis E. Booth shall have furnished to the Representatives his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from (i) each of Grant Thornton LLP, PricewaterhouseCoopers LLP, Plante & Moran PLLC, Smith & Howard, P.C. and McGladrey LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) the Chief Financial Officer of the General Partner a certificate, in substantially the form attached as Exhibit D hereto, addressed to the Underwriters.

(h) With respect to the letter of each of Grant Thornton LLP, PricewaterhouseCoopers LLP, Plante & Moran PLLC, Smith & Howard, P.C. and McGladrey LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Empire Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of each of the General Partner and Empire as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the applicable Empire Parties in Section 1 are true and correct on the date hereof and as of such Delivery Date, and the applicable Empire Party has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(j) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equityholders’ equity, properties, management, business or prospects of any of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(n) The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule III, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) On or prior to each Delivery Date, the Empire Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and the agents of each Underwriters who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership Parties in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership Parties (or based upon any written information furnished by the Partnership Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which any Partnership Entity or Empire may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter;

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership and the directors (including director nominees), officers and employees of the General Partner, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties each acknowledge and agree that the statements regarding delivery of the Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that each non-defaulting Underwriter shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or pursuant to Section 10 as a result of the occurrence of any of the events listed in Sections 7(k)(i)(A), (k)(iii) or (k)(iv), the Partnership Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each of the Empire Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Empire Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Empire Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Empire Parties by such Underwriters’ investment banking divisions. Each of the Empire Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Empire Parties acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between any of the Empire Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Empire Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Empire Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Empire Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Empire Parties. Each of the Empire Parties hereby waives any claims it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Desk (facsimile: (212) 214-5918); and

(b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: David Potter (Fax: (214) 750-8870)

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Empire Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. and Wells Fargo Securities, LLC on behalf of the Underwriters.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Empire Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Empire Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the General Partner), the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Empire Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20. Waiver of Jury Trial. Each of the Empire Parties and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Empire Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, EMPIRE PETROLEUM PARTNERS, LP

By:	Empire Petroleum Partners GP, LLC, its general partner

By:
Name:
Title:

EMPIRE PETROLEUM PARTNERS, LLC

By:
Name:
Title:

EMPIRE PETROLEUM PARTNERS GP, LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By WELLS FARGO SECURITIES, LLC

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
Oppenheimer & Co. Inc.
Janney Montgomery Scott LLC
Regions Securities LLC
Wunderlich Securities, Inc.

Total

SCHEDULE II

GP Membership Holders	Percentage Ownership of the General Partner
Empire Petroleum Partners, LLC
[•]

Total

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Henry J. Heithaus

David Potter

Jeffery Goodwin

Travis E. Booth

Roland Ho

Robert B. Hellman, Jr.

Ryan M. Barnes

John DeMatteo

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price

$[•]

2. Number of common units offered

[•]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Electronic roadshow as made available at [http://www.netroadshow.com].

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE VII

JURISDICTIONS OF FOREIGN QUALIFICATIONS

Partnership Entity	Jurisdiction of Incorporation	Jurisdictions of Foreign Qualification

Empire Petroleum Partners GP, LLC	Delaware	none

Empire Petroleum Partners, LP	Delaware	none

BEX-UST, LLC	Delaware	North Carolina, South Carolina

BG Beverages, LLC	Texas	none

Empire Commercial Fueling, LLC	Maryland	none

Empire Petroleum Fuel Distribution, LLC	Delaware	Alabama, Arkansas, California, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington, D.C., West Virginia

Empire Petroleum Services, LLC	Delaware	none

Empire Petroleum Operating, LLC	Delaware	Texas

EPP – Atlas Acquisition, LLC	Delaware	Indiana, Michigan

EPP—Colorado Acquisition, LLC	Delaware	Colorado

EPP—Texas Acquisition, LLC	Delaware	Texas

EPP Leasing – 1550 Lilburn Stone Mountain, LLC	Delaware	Georgia

EPP Leasing I, LLC	Maryland	Georgia, Maryland, Virginia, Washington D.C.

EPP – Besche Acquisition, LLC	Delaware	Maryland

Mirramont Holdings, LLC	Delaware	Georgia

Paige & Standbridge Acquisition, LLC	Delaware	Texas

Quik-Way GP, LLC	Delaware	Florida

Quik-Way Operating, LLC	Delaware	Florida, Texas

Quik-Way Retail Associates II, Ltd.	Texas	Maryland, Virginia, Georgia, Texas, Colorado, Delaware, South Carolina, Illinois, Alabama, North Carolina, Florida, Tennessee, Indiana, Michigan, Mississippi

QWRA II Beverages, LLC	Texas	none

QWRA II Management, LLC	Texas	none

QWRA II Operations, LLC	Texas	none

Sunoco North Carolina Acquisition II, LLC	Maryland	Virginia

EPP – RW Acquisition, LLC	Delaware	Georgia, Mississippi, North Carolina

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the several

  Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (“Common Units”) of Empire Petroleum Partners, LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units (other than the Units to be sold in the Offering), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing restrictions shall not apply to (a) bona fide gifts, sales or other dispositions (including by will or intestacy) of any of the Partnership’s securities, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. and Wells Fargo Securities, LLC at least two business days prior to the proposed transfer or disposition, (b) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion and (c) transfers required by law.

If the undersigned is an officer or director of the Partnership’s general partner, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Common Units that is directed in writing by the Partnership.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Wells Fargo Securities, LLC agree not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

Exhibit A-2

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriters notify the Partnership that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Units to the Underwriters or (2) [•], in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Dated:

Exhibit A-4

EXHIBIT B

[Reserved]

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL TO THE GENERAL PARTNER

1. Legal Proceedings. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described as required by the Securities Act.

2. Exhibits. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described, filed as required by the Securities Act.

3. No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of the Underwriting Agreement and the Transactions Documents by the Partnership Entities that are parties thereto, (C) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the Partnership Entities or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) violates or will violate any order, judgment, decree, or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, (ii) to the knowledge of such counsel, constitutes or will constitute a breach or violation of, or a or default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument to which a Partnership Entity is a party (excluding for purposes of this clause (ii) of this opinion those agreements and instruments filed as an exhibit to the Registration Statement and the Credit Agreement)(collectively, the “Applicable Agreements”), or (iii) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under any Applicable Agreement, except for any such violations, breaches, defaults or Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

Exhibit D-1

EXHIBIT D

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2015

The undersigned, David Potter, Chief Financial Officer of Empire Petroleum Partners GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Empire Petroleum Partners, LP, a Delaware limited partnership (the “Partnership”), hereby delivers this certificate (this “Certificate”) pursuant to Section [•] of the Underwriting Agreement, dated [•], 2015 (the “Agreement”), by and among the Partnership, the General Partner, Empire Petroleum Partners, LLC (the “Predecessor”), and the several underwriters listed on Schedule 1 thereto. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The undersigned does hereby certify that he is the Chief Financial Officer of the General Partner and based upon an examination of the financial records and schedules of the Partnership undertaken by himself, or members of his staff who are responsible for the Partnership’s financial and accounting matters, the undersigned does hereby certify as follows:

1.	The undersigned is familiar with the accounting, operations and records systems of the Predecessor and its consolidated subsidiaries. The undersigned has read the Preliminary Prospectus, dated [•], 2015 (the “Preliminary Prospectus”) related to the sale of [•] common units representing limited partner interests in the Partnership (the “Units”), including the financial data that is circled and ticked with the symbol “X” in the pages of the Preliminary Prospectus attached as Exhibit A hereto (the “2011 Financial Numbers”), and the unaudited consolidated financial statements of the Predecessor as of July 6, 2011 and for the period from January 1, 2011 to July 6, 2011 set forth therein and attached as Exhibit B hereto (the “2011 Unaudited Financial Statements”).

2.	The 2011 Unaudited Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles consistently applied, and give a true and fair view of the financial condition, results of operations and cash flows of the Predecessor as of such dates and for such periods.

3.	The undersigned has supervised the compilation of and reviewed the 2011 Financial Numbers and has performed the following procedures with respect to such 2011 Financial Numbers, which were applied as explained below, and, to the knowledge of the undersigned, such information is accurate in all material respects and was accurately derived from the appropriate internal accounting or financial records or internal analyses of the Predecessor and its subsidiaries:

Exhibit E

(a) Compared the dollar and other amounts to the amounts in the 2011 Unaudited Financial Statements, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement after consideration of rounding or truncating,

(b) Compared the dollar and other amounts not obtained from the 2011 Unaudited Financial Statements as described in (a) above, to amounts in the Predecessor’s accounting records to the extent such amounts could be so compared directly to or derived from the Predecessor’s accounting records and found them to be in agreement after consideration of rounding or truncating.

(c) Compared the dollar and other amounts not obtained from the 2011 Unaudited Financial Statements as described in (a), or that could not be obtained from Predecessor’s accounting records as described in (b) above, to amounts in analyses prepared by the Predecessor from its accounting records and found them to be in agreement after consideration of rounding or truncating.

(d) Compared the dollar and other amounts to amounts in analyses prepared by Predecessor from its accounting records and found them to be in agreement after consideration of rounding or truncating, however with no comment as to the appropriateness of the classification used or the manner in which such classification has been made.

4.	Nothing has come to the undersigned’s attention that caused him to believe that the 2011 Financial Numbers and the information contained in the 2011 Unaudited Financial Statements is not true, correct and accurate in all material respects as of the date of the Preliminary Prospectus and as of the date hereof.

5.	The undersigned acknowledges and agrees that the underwriters will be relying upon this Certificate as part of their due diligence review in relation to the offering of the Units and that Latham & Watkins LLP and Vinson & Elkins L.L.P. may rely on this Certificate in connection with the opinions and disclosure letters such firms are rendering and delivering pursuant to the Agreement.

Exhibit E

IN WITNESS WHEREOF, the undersigned has executed this Chief Financial Officer’s Certificate as of the date first written above.

By:
David Potter

Chief Financial Officer

Exhibit E